Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229738

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 19, 2019)

$

Noble Energy, Inc.

$                % Notes due 2029

$                % Notes due 2049

We are offering $                aggregate principal amount of our                % Notes due 2029, which we refer to as the “2029 notes,” and $                aggregate principal amount of our                % Notes due 2049, which we refer to as the “2049 notes.” We refer to the 2029 notes and the 2049 notes collectively as the “notes.” The 2029 notes will mature on October 15, 2029 and the 2049 notes will mature on October 15, 2049.

We will pay interest on the notes on April 15 and October 15 of each year, beginning April 15, 2020. We may redeem all or part of the notes of either series at any time or from time to time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” There is no sinking fund for the notes of either series.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding that is not subordinated to the notes. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” on page S-5 and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per 2029 Note		Total 2029 Notes	Per 2049 Note		Total 2049 Notes
Public offering price (1)		%	$		%	$
Underwriting discount		%	$		%	$
Proceeds, before expenses, to us		%	$		%	$

(1)	Plus accrued interest from , 2019, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking, S. A., on or about                , 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Mizuho Securities	MUFG

The date of this prospectus supplement is                , 2019.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed with the Securities and Exchange Commission and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein or therein is accurate as of any time subsequent to the date of such information.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus up to an indeterminate amount, of which this offering is a part.

This prospectus supplement describes the specific terms of the notes we are offering and certain other matters relating to us. The accompanying prospectus gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement combined with the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

“Our,” “we,” “us,” “the Company” and “Noble Energy” as used in this prospectus supplement and the accompanying prospectus refer to Noble Energy, Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements give our current expectations or forecasts of future events. These forward-looking statements include, among others, the following:

•	our growth strategies;

•	our future results of operations;

•	our liquidity and ability to finance our exploration and development activities;

•	our ability to successfully and economically explore for and develop crude oil, natural gas liquids (“NGLs”) and natural gas resources;

•	anticipated trends in our business;

•	market conditions in the oil and gas industry;

•

the impact of governmental regulation, including United States federal, state, local, and foreign host government tax regulations, fiscal policies and terms, as well as that involving the protection of the environment or marketing of production and other regulations;

•	our ability to make and integrate acquisitions or execute divestitures; and

•	access to resources.

Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intend” and similar words, although some forward-looking statements may be expressed differently. These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. You should consider carefully the statements under “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018, and in other reports filed by the Company with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

SUMMARY

This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete understanding of this offering. You should read “Risk Factors” on page S-5 of this prospectus supplement and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before making a decision to purchase notes in this offering.

Noble Energy, Inc.

Noble Energy is an independent oil and natural gas exploration and production company committed to meeting the world’s growing energy needs and delivering competitive returns to its shareholders. Founded in 1932 and incorporated in Delaware in 1969, Noble Energy is guided by its values, its commitment to safety, and respect for stakeholders, communities and the environment.

For a further description of our business, properties and operations, you should read the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequently filed Quarterly Reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our principal executive offices are located at 1001 Noble Energy Way, Houston, Texas 77070, and our telephone number is (281) 872-3100.

Recent Developments

Concurrent Tender Offer

Concurrently with this offering, we are conducting a cash tender offer, referred to herein as the “tender offer,” for any and all of our outstanding 4.15% Notes due 2021 (the “2021 Notes”). The tender offer is scheduled to expire at 5:00 p.m., New York City time, on September 30, 2019, subject to our right to extend the tender offer. As of August 31, 2019, we had $1 billion aggregate principal amount of 2021 Notes outstanding. The tender offer is being made pursuant to an offer to purchase dated as of September 24, 2019 issued in connection with the tender offer.

This offering is not conditioned upon the consummation of the tender offer. The closing of the tender offer will be conditioned on, among other things, our successful completion of this offering, the proceeds of which, together with cash on hand or available liquidity, will be sufficient to (i) fund the purchase of all outstanding 2021 Notes and (ii) pay all fees and expenses associated with this offering and the tender offer. This prospectus supplement relates only to the notes being offered hereby and is not an offer to purchase or a solicitation of an offer to sell any 2021 Notes. We cannot assure you that the tender offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the 2021 Notes will be retired and cancelled pursuant to the tender offer.

We expect to exercise our right under the indenture governing the 2021 Notes to optionally redeem any and all of the 2021 Notes not purchased by us in the tender offer at the applicable redemption price, although we have no legal obligation to do so and selection of any particular redemption date is in our discretion. This offering is not conditioned upon the consummation of the redemption and this prospectus supplement shall not constitute a notice of redemption under the indenture governing the 2021 Notes. Any such notice, if made, will only be made in accordance with the provisions of such indenture. See “Use of Proceeds” in this prospectus supplement.

In connection with the tender offer, we have retained MUFG Securities Americas Inc. as dealer manager.

The Offering

Issuer	Noble Energy, Inc.

Securities Offered	$ aggregate principal amount of % Notes due 2029 and $ aggregate principal amount of % Notes due 2049.

Denominations	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Maturity Date	The 2029 notes will mature on October 15, 2029 and the 2049 notes will mature on October 15, 2049.

Interest Rate	Interest will accrue on the 2029 notes at % per annum and interest will accrue on the 2049 notes at % per annum.

Interest Payment Dates	We will pay interest on the notes on April 15 and October 15 of each year, beginning April 15, 2020.

Optional Redemption	We may redeem the notes of either series, in whole or in part, at any time or from time to time at the redemption prices described under “Description of the Notes—Optional Redemption” on page S-10.

Ranking	The notes will:

•	rank senior in priority to any subordinated unsecured indebtedness and pari passu with our other senior unsecured indebtedness from time to time outstanding;

•	be effectively junior in right of payment to all of our secured obligations (insofar as the assets securing such obligations are concerned); and

•	be structurally subordinated in right of payment to the creditors and preferred equity holders of our subsidiaries upon any liquidation or reorganization of those subsidiaries.

Covenants	We will issue each series of the notes under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of liens securing debt. See “Description of Debt Securities—Certain Covenants Applicable to the Debt Securities—Limitations on Liens” on page 10 of the accompanying prospectus.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $            , after deducting the underwriting discounts and our estimated expenses. We intend to use the net proceeds from this offering, together with cash on hand or available liquidity, to purchase or redeem all of our outstanding $1 billion aggregate principal amount of the 2021 Notes pursuant to the tender offer or redemption, including fees and expenses related to the tender offer or redemption. This offering is not conditioned upon the consummation of the tender offer or redemption. See “Summary—Recent Developments” and “Use of Proceeds.”

Issuance of Additional Notes	We may, without the consent of the holders of the notes, issue additional notes of either series so that the additional notes may be consolidated and form a single series with the notes of the applicable series offered hereby and have the same terms (except for the issue date, the public offering price and, if applicable, the initial interest payment date) as to ranking, maturity, redemption or otherwise, provided that such additional notes shall be fungible with the applicable series of previously issued notes for U.S. federal income tax purposes.

Risk Factors	An investment in the notes involves certain risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement and under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, as well as other information included in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase the notes offered hereby. Additional risks and uncertainties that we do not know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

RISK FACTORS

An investment in the notes involves risks. In addition to the risk factors set forth below, you should also carefully consider all of the information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and other information appearing under the headings “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our subsequently filed Quarterly Reports on Form 10-Q before investing in the notes. You should also consider similar information contained in any other document filed by us with the SEC after the date of this prospectus supplement before deciding to invest in the notes.

An active trading market for the notes of either series may not develop.

Each series of the notes is a new issue of securities with no established trading market, and we do not intend to list the notes of either series on any securities exchange or automated quotation system. As a result, an active trading market for the notes of either series may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of notes.

We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional debt. As of August 31, 2019, we had approximately $3.5 billion of additional borrowing capacity under our revolving credit facility, subject to specific requirements, including compliance with financial covenants in our bank credit agreements. Although the indenture limits our ability to issue secured debt without also securing the notes, these limitations are subject to a number of exceptions. See “Description of Debt Securities—Certain Covenants Applicable to the Debt Securities—Limitation on Liens” in the accompanying prospectus.

The notes are structurally junior to the existing and future liabilities of our subsidiaries and effectively junior to our secured debt to the extent of the assets securing the same.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans, or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors and preferred equity holders. At August 31, 2019, our subsidiaries had $975 million of outstanding indebtedness to which the notes would have been structurally subordinated.

The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. As of August 31, 2019, we had no secured indebtedness outstanding.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                , after deducting the underwriting discounts and our estimated expenses of the offering. We intend to use the net proceeds from this offering, together with cash on hand or available liquidity, to purchase or redeem all of our outstanding $1 billion aggregate principal amount of the 2021 Notes pursuant to the tender offer or redemption, including fees and expenses related to the tender offer or redemption. Certain of the underwriters or their affiliates may be holders of our 2021 Notes and, to the extent 2021 Notes held by them are purchased or redeemed by us, such underwriters or their affiliates will receive a ratable portion of the proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2019 on an actual basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of the net proceeds therefrom, before expenses, as described under “Use of Proceeds.” You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2019
	Actual	As Adjusted(1)
	(In millions) (Unaudited)
Cash and Cash Equivalents	$470	$

Long-Term Debt (Excluding Current Portion):
Noble Energy, Excluding Noble Midstream Partners:
Revolving Credit Facility, due March 9, 2023 (2)	240
4.15% Senior Notes, due December 15, 2021	1,000		—
7.25% Senior Notes, due October 15, 2023	100		100
3.90% Senior Notes, due November 15, 2024	650		650
8.00% Senior Notes, due April 1, 2027	250		250
3.85% Senior Notes, due January 15, 2028	600		600
6.00% Senior Notes, due March 1, 2041	850		850
5.25% Senior Notes, due November 15, 2043	1,000		1,000
5.05% Senior Notes, due November 15, 2044	850		850
4.95% Senior Notes, due August 15, 2047	500		500
7.25% Senior Debentures, due August 1, 2097	84		84
% Notes, due 2029 offered hereby	—
% Notes, due 2049 offered hereby	—
Finance Lease Obligations	211		211

Total Noble Energy Debt, Excluding Noble Midstream Partners	6,335

Noble Midstream Partners:
Noble Midstream Services Revolving Credit Facility, due March 9, 2023 (3) (4)	370		370
Noble Midstream Services Term Loan Facility, due July 31, 2021	500		500

Total Noble Midstream Partners Debt (4)	870		870

Total Long-Term Debt	7,205

Less: Current Portion of Commercial Paper Borrowings	(240)
Less: Current Portion of Finance Lease Obligations	(41)		(41)
Unamortized Discounts and Debt Issuance Costs	(58)

Total Debt, Net of Unamortized Discounts and Debt Issuance Costs	6,866

Mezzanine Equity:
Redeemable Noncontrolling Interest, net	100		100

	As of June 30, 2019
	Actual	As Adjusted(1)
	(In millions) (Unaudited)
Shareholders’ Equity:
Preferred Stock—Par Value $1.00 per share; 4 Million Shares Authorized; None Issued	—		—
Common Stock—Par Value $0.01 per share; 1 Billion Shares Authorized; 522 Million Shares Issued	5		5
Additional Paid in Capital	8,244		8,244
Accumulated Other Comprehensive Loss	(31)		(31)
Treasury Stock, at Cost: 39 Million Shares	(735)		(735)
Retained Earnings	1,546		1,546

Noble Energy Share of Equity	9,029		9,029
Noncontrolling Interests	1,075		1,075

Total Shareholders’ Equity	10,104		10,104

Total Capitalization	$17,070	$

(1)

Assumes that $1 billion aggregate principal amount of the 2021 Notes are tendered and purchased in the tender offer at an aggregate purchase price of $1.1 billion, including estimated fees and expenses related to the tender offer, accrued and unpaid interest up to the date of payment on October 1, 2019 and estimated costs associated with early extinguishment of debt of approximately $47 million. The actual amounts of the 2021 Notes tendered and purchased may be less. We anticipate that we will redeem any 2021 Notes not purchased in the tender offer promptly after the completion of the tender offer.

(2)	Includes outstanding borrowings under our commercial paper program. As of August 31, 2019, there was approximately $475 million of outstanding indebtedness under our revolving credit facility.
(3)	As of August 31, 2019, there was approximately $75 million of outstanding indebtedness under the Noble Midstream Services revolving credit facility.
(4)

On August 23, 2019, Noble Midstream Services, LLC, as borrower, Noble Midstream Partners LP, as parent, and certain subsidiaries of the borrower, as guarantors, entered into a three year senior unsecured term loan credit facility (the “Noble Midstream Services Term Credit Agreement”) with Bank of Montreal and the other lenders party thereto. The Noble Midstream Services Term Credit Agreement permits aggregate borrowings of up to $400 million, which amount was borrowed in full on August 23, 2019 to repay a portion of the outstanding borrowings under the Noble Midstream Services, LLC revolving credit facility, pay fees and expenses in connection with the Noble Midstream Services Term Credit Agreement transactions and for working capital, capital expenditures, acquisitions and other lawful purposes of Noble Midstream Partners LP and its subsidiaries. As of August 31, 2019, there was approximately $400 million of outstanding indebtedness under the Noble Midstream Services Term Credit Agreement.

DESCRIPTION OF THE NOTES

We will issue the        % Notes due 2029 (the “2029 notes”) and the        % Notes due 2049 (the “2049 notes” and, together with the 2029 notes, the “notes”) under an indenture, dated as of February 27, 2009, between us and Wells Fargo Bank, National Association, as supplemented by a supplemental indenture to be dated as of                , 2019, establishing the terms of each series of the notes.

Each of the 2029 notes and the 2049 notes constitutes a separate series of “debt securities” under the indenture described in the accompanying prospectus and this prospectus supplement. The description of the notes in this prospectus supplement supplements, and to the extent inconsistent therewith, replaces the description of the general provisions of the debt securities in the accompanying prospectus. You should read the information under the caption “Description of Debt Securities” in the accompanying prospectus for information regarding the notes that is not summarized below. These descriptions do not restate the provisions of the indenture and supplemental indenture in their entirety. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. A copy of the indenture has been filed and a copy of the supplemental indenture will be filed with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

In this “Description of the Notes,” references to “we,” “our,” “us” or “Noble Energy” mean Noble Energy, Inc., excluding its subsidiaries, and references to the indenture mean the indenture as supplemented by the supplemental indenture establishing the terms of the notes.

General

The 2029 notes will mature on October 15, 2029 and the 2049 notes will mature on October 15, 2049. Interest on each series of the notes will accrue at the rate per annum for the applicable series of the notes shown on the cover of this prospectus supplement from                , 2019, or from the most recent interest payment date to which interest has been paid or duly provided for. Interest on the notes will be payable semi-annually on April 15 and October 15 of each year, beginning April 15, 2020, to the persons in whose names the notes are registered at the close of business on the April 1 or October 1 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, stated maturity date or redemption date falls on a day that is not a business day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, stated maturity date or redemption date, as the case may be, to the date of such payment on the next succeeding business day. As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York.

The 2029 notes are initially limited in aggregate principal amount to $            and the 2049 notes are initially limited in aggregate principal amount to $            . We may, without the consent of the holders of the notes of a series, issue additional notes of such series so that the additional notes may be consolidated and form a single series with the notes of such series offered hereby and have the same terms (except for the issue date, the public offering price and, if applicable, the initial interest payment date) as to ranking, maturity, redemption or otherwise, provided that such additional notes must be fungible with previously issued notes of such series for U.S. federal income tax purposes.

The notes will be senior unsecured obligations of ours. The notes will rank pari passu with our other senior unsecured indebtedness from time to time outstanding. The notes will be effectively junior in right of payment to all of our secured obligations (insofar as the assets securing such obligations are concerned) and will be structurally subordinated in right of payment to the creditors and preferred equity holders of our subsidiaries upon the liquidation or reorganization of those subsidiaries. As of the date of this prospectus supplement, we had no outstanding secured indebtedness. As of August 31, 2019, our subsidiaries had $975 million of outstanding indebtedness to which the notes would have been effectively subordinated.

The notes will not be subject to, or entitled to the benefits of, any sinking fund. The indenture does not limit the amount of indebtedness that we may incur.

Optional Redemption

Each series of the notes, prior to July 15, 2029, in the case of the 2029 notes, and prior to April 15, 2049, in the case of the 2049 notes, will be redeemable at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of the notes to be redeemed and interest thereon that would be due after the redemption date if the notes to be redeemed matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus            basis points, in the case of the 2029 notes, and            basis points, in the case of the 2049 notes; plus, in each case, accrued and unpaid interest on the principal amount being redeemed up to but not including the date of redemption. On or after July 15, 2029, in the case of the 2029 notes, or on or after April 15, 2049, in the case of the 2049 notes, the notes will be redeemable at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed up to but not including the date of redemption.

“Treasury rate” means, with respect to any redemption date:

(i)

the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue; or

(ii)

if the treasury rate cannot be determined pursuant to clause (i) because such release (or any successor release) is not published during the week preceding the calculation date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes to be redeemed (assuming, for this purpose, that such notes matured on the applicable Par Call Date).

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (ii) if we obtain fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Par Call Date” means, with respect to the 2029 notes, July 15, 2029 or, with respect to the 2049 notes, April 15, 2049.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time, on the third business day preceding the redemption date.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Mizuho Securities USA LLC, one nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by MUFG Securities Americas Inc., or their respective affiliates which are Primary Treasury Dealers (as defined below) and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), we are required to designate as a substitute another nationally recognized investment banking firm, or an affiliate thereof, that is a Primary Treasury Dealer.

In the case of any partial redemption of the notes of a series, selection of the notes of such series for redemption will be made by the trustee by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate, provided that notes in book-entry form will be selected in accordance with the applicable procedures of DTC. See “Description of Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the applicable redemption date to each holder of notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of the applicable series or portions thereof called for redemption.

Governing Law

The notes and the indenture will be governed by the laws of the State of New York.

Book-Entry Notes

We will issue the notes only in book-entry form—i.e., as global notes registered in the name of The Depository Trust Company, New York, New York, or its nominee. The sale of the notes will settle in immediately available funds through DTC. You will not be permitted to withdraw the notes from DTC except in the limited situations described in the accompanying prospectus under “Description of Debt Securities—Book-Entry, Delivery and Form.”

Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. See “Description of Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus for additional information about indirect ownership of interests in the notes.

MATERIAL U. S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations of purchasing, owning and disposing of the notes. This discussion applies only to the initial holders of the notes who acquire the notes in the original offering for a price equal to the issue price of the notes and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The issue price of the notes is the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as (without limitation):

•	persons subject to the alternative minimum tax;

•	dealers in securities or foreign currencies;

•	traders in securities who mark their securities to market for U.S. federal income tax purposes;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other integrated transaction;

•	certain U.S. expatriates;

•	banks and other financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	foreign governments or international organizations;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	pass-through entities (and other entities treated as partnerships for U.S. federal income tax purposes) and holders of interests therein;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that acquired our notes through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons tendering the 2021 Notes pursuant to the tender offer;

•	persons deemed to sell our notes under the constructive sale provisions of the Code; and

•	accrual method taxpayers subject to special tax accounting rules as a result of the use of financial statements.

This discussion is included for general information only and does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. This discussion does not address the consequences to holders who participate in the concurrent tender offer and who also purchase notes pursuant to this offering. In addition, this discussion does not address any estate, gift, state, local or non-U.S. tax consequences. This discussion is based on U.S. federal income tax law, including the provisions of the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this prospectus supplement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of notes as described below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with and not challenge these statements and conclusions.

INVESTORS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF NOTES, ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY RELEVANT FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY, AS WELL AS POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Certain Additional Payments

In certain circumstances, as described under “Description of Notes—Optional Redemption,” we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments subject to special rules. However, you will recognize additional income or gain if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a U.S. holder (as defined below) of the notes.

Definition of a U.S. Holder

A “U.S. holder” is a beneficial owner of a note or notes who or which is for U.S. federal income tax purposes:

•

an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•

a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status and the activities of the partner and the partnership. Each partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) considering purchasing our notes should consult its tax advisor.

Payments of Interest

Interest on your notes will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time that you receive the interest; and

•	if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time that the interest accrues.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

Upon a sale, taxable exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount received for the note in cash or other property valued at fair market value (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such interest in income); and

•	your adjusted tax basis in the note at that time.

Your adjusted tax basis in your note generally will equal the amount you paid for the note decreased by any payments on the note other than payments of stated interest received. Your gain or loss recognized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if at such time you have held the note for more than one year. Under current law, long-term capital gains of individuals, estates and trusts generally are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Net Investment Income

A 3.8% tax is imposed on the “net investment income” of certain U.S. individuals, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, less certain deductions. You should consult your tax advisor with respect to the tax consequences of such legislation.

Information Reporting and Backup Withholding

In general, information reporting requirements apply to principal and interest payments on the notes and to the proceeds of the sale or other disposition of notes before maturity unless you are a corporation or other exempt recipient and, if requested, certify such status. These amounts generally must be reported to the IRS and to you. In general, “backup withholding” may apply:

•	to any payments made to you of principal and interest on your notes, and

•	to payment of the proceeds of a sale or other disposition of your notes before maturity,

if you are a non-corporate U.S. holder and fail to provide a correct taxpayer identification number, certified under penalties of perjury, or otherwise fail to comply with applicable requirements of the backup withholding rules.

Presently, the backup withholding rate is 24%, but may be changed in the future. Backup withholding is not an additional tax and may be credited against your U.S. federal income tax liability if the required information is provided to the IRS in a timely manner. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following summary applies to you if you are an individual, corporation, estate or trust and are not a U.S. holder (as defined above). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the U.S.:

•	on at least 31 days in the calendar year, and

•

for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

Resident aliens are subject to U.S. federal income tax as if they were U.S. holders.

Interest

Subject to the discussion of backup withholding and FATCA withholding below, you will generally not be subject to U.S. federal income or withholding tax on payments of interest on your notes under the “portfolio interest” exception of the Code, provided that interest on the notes is not effectively connected with your conduct of a trade or business in the United States and:

•	you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership (as provided in the Code);

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

you certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, on IRS Form W-8BEN, W-8BEN-E (or other applicable or successor) form, under penalties of perjury, that you are not a U.S. person and provide your name and address.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a U.S. income tax treaty, or you provide us or our paying agent with a properly executed IRS Form W-8ECI certifying that the payments of interest are effectively connected with your conduct of a trade or business in the United States. (See “—Income or Gain Effectively Connected with a U.S. Trade or Business.”) If a non-U.S. holder holds the notes through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certain requirements under applicable Treasury Regulations in order to avoid U.S. federal withholding tax.

Gain on Disposition

Subject to the discussion of backup withholding tax below, you generally will not be subject to U.S. federal income tax on any gain or income realized from the sale or other disposition of your notes (excluding any amount representing accrued and unpaid interest, which are subject to the rules described in “—Interest” above) unless:

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition of your notes and specific other conditions are met; or

•

the income or gain is effectively connected with your conduct of a U.S. trade or business, and, if a U.S. income tax treaty applies, is attributable to a U.S. “permanent establishment” maintained by you.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to a flat 30% U.S. federal income tax or a lower applicable treaty rate on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses. If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. See “—Non-U.S. Holders—Income or Gain Effectively Connected with a U.S. Trade or Business.”

Income or Gain Effectively Connected with a U.S. Trade or Business

If you are engaged in a trade or business in the United States and interest, gain or any other income attributable to your notes is effectively connected with the conduct of your trade or business, and, if a U.S. income tax treaty applies, and you maintain a U.S. “permanent establishment” to which the interest, gain or other income is generally attributable, you generally will be subject to U.S. federal income tax on a net income basis on such interest, gain or income. In this instance, however, the interest on your notes will be exempt from the 30% U.S. withholding tax if you provide a properly executed IRS Form W-8ECI (or successor form) to us or our paying agent on or before any payment date to claim the exemption.

In addition, if you are a foreign corporation, you may be subject to a U.S. branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a U.S. income tax treaty with your country of residence. For this purpose, you must include interest and gain on your notes in the earnings and profits subject to the U.S. branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.

Information Reporting and Backup Withholding

Payments of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Backup withholding will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “Non-U.S. Holders—Interest” above, or you otherwise establish an exemption.

The payments of the gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, unless the broker has documentary evidence in its records that you are not a U.S. person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying that you are not a U.S. person or you otherwise establish an exemption.

You should consult your tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”) and applicable Treasury Regulations and administrative guidance thereunder may require withholding at a rate of 30% on interest on the notes if paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary with respect to the payments) unless such institution agrees to report and disclose, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such foreign entity is the beneficial owner or an intermediary with respect to the payments) unless such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

BofA Securities, Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
BofA Securities, Inc.	$	$
Mizuho Securities USA LLC
MUFG Securities Americas Inc.

Total	$	$

The underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to severally indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of                % of the principal amount of the 2029 notes and                % of the principal amount of the 2049 notes. The representatives may allow, and such dealers may reallow, a concession not in excess of                % of the principal amount of the 2029 notes and                % of the principal amount of the 2049 notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $                million and are payable by us.

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 90 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, certain of the underwriters or their affiliates may be holders of our outstanding 2021 Notes and, to the extent the 2021 Notes held by them are purchased or redeemed by us, such underwriters or their affiliates will receive a ratable portion of the proceeds of this offering. In connection with the tender offer, we have retained MUFG Securities Americas Inc. as dealer manager.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each of the underwriters or their affiliates has a lending relationship with us and certain of the underwriters or their affiliates routinely hedge, have hedged and are likely in the future to hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Noble Energy, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Noble Energy, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the notes in Hong Kong by means of any document other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that it has not and will not issue and has not and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has agreed not to offer or sell the notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore and the offer of the notes in Singapore is made primarily pursuant to the exemption under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor as defined in Section 4A of SFA (an “Institutional Investor) pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Rerson which is:

(i) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(x) to an Institutional Investor, and Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(y) where no consideration is or will be given for the transfer;

(z) where the transfer is by operation of law;

(aa) as specified in Section 276(7) of the SFA; or

(bb) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.

Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the oneyear restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act. The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a) the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e) such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

LEGAL MATTERS

The validity of the offered notes will be passed upon for us by Akin Gump Strauss Hauer & Feld, LLP, Houston, Texas, and for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Noble Energy as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Noble Energy’s estimates of proved reserves associated with its interests in oil and gas properties as of December 31, 2018 are confirmed in the audit letter of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and have been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such audit letter and in giving such audit letter.

PROSPECTUS

Noble Energy, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We, Noble Energy, Inc., may offer from time to time our debt securities, common stock, preferred stock, depositary shares, warrants and units. Any preferred stock or debt securities may be convertible into or exchangeable for our common stock or other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “NBL.”

Investing in our securities involves significant risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. The supplements to this prospectus will specify the names of and arrangements with any underwriters or agents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 19, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of the applicable documents in which such information appears.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Noble Energy” and to the “company,” “we,” “us” or “our” are to Noble Energy, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-07964). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our web site at https://www.nblenergy.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “NBL.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2018; and

•

the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus.

You may request a copy of these filings at no cost, by writing to us at the following address or calling the following number:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

Attention: Rachel G. Clingman

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements give our current expectations or forecasts of future events. These forward-looking statements include, among others, the following:

•	our growth strategies;

•	our future results of operations;

•	our liquidity and ability to finance our exploration and development activities;

•	our ability to successfully and economically explore for and develop crude oil, natural gas liquids (NGLs) and natural gas resources;

•	anticipated trends in our business;

•	market conditions in the oil and gas industry;

•

the impact of governmental fiscal regulation, including federal, state, local, and foreign host tax regulations, and/or terms, such as that involving the protection of the environment or marketing of production, as well as other regulations;

•	our ability to make and integrate acquisitions or execute divestitures; and

•	access to resources.

Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” and similar words, although some forward-looking statements may be expressed differently. These forward-looking statements are made based upon our current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. You should consider carefully the statements under Item 1A. Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

ABOUT US

Noble Energy, Inc. is a Delaware corporation, incorporated in 1969, that has been publicly traded on the New York Stock Exchange since 1980. Our portfolio of assets is diversified through U.S. and international projects and production mix among crude oil, NGLs and natural gas. In particular, our business is focused on both U.S. onshore unconventional basins and certain global offshore conventional basins in the Eastern Mediterranean and off the west coast of Africa.

Our principal executive offices are located at 1001 Noble Energy Way, Houston, Texas, 77070, and our telephone number is (281) 872-3100. We maintain a website on the Internet at https://www.nblenergy.com. Information that you may find on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider all of the information included and incorporated by reference into this prospectus, including the risk factors and other information appearing under the headings Item 1A. Risk Factors and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our annual report on Form 10-K for the fiscal year ended December 31, 2018 before investing in our securities. You should also consider similar information contained in any other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless specified otherwise in an accompanying prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable accompanying prospectus supplement for general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Pending any specific application, we may initially invest any net proceeds that we receive from the sale of securities under this prospectus in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue debt securities (referred to herein as the “debt securities”) under an indenture dated February 27, 2009 between us and Wells Fargo Bank, National Association, as trustee. References to the “indenture” in this description mean such indenture as amended or supplemented from time to time.

The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series.

This description is intended to be an overview of the material provisions of the debt securities and the indenture. This summary is not complete and is qualified in its entirety by reference to the indenture as it, and not this description, defines your rights as a holder of the debt securities. A copy of the indenture may be obtained from us upon request.

Unless the context otherwise requires, reference under this “Description of Debt Securities” to “we,” “us,” and “our” are to Noble Energy, Inc. and not to any of our consolidated subsidiaries.

The indenture will not limit the amount of debt securities we may issue under it, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

General

The debt securities may be issued from time to time as provided in this prospectus. Any debt securities may be convertible into or exchangeable for our common stock or other securities. When the debt securities are offered, a prospectus supplement will explain the particular terms of the debt securities to the extent they are not set forth in or vary from the terms set forth in this prospectus, and in particular, will include the following information about the debt securities offered:

•	the designation, initial principal amount and authorized denominations of debt securities offered;

•	the interest rate borne by the debt securities, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest;

•	the interest payment dates and related record dates;

•	the maturity date;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies in which debt securities are denominated, may be purchased, and may be paid (including payments of principal, any premium or interest);

•

whether the currency or currencies for which debt securities may be purchased or in which principal and any premium interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•

a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at the option of the holder or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	any sinking fund terms;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	any changes in the terms related to the debt securities described herein, including changes in covenants, events of default or any other provision described herein; and

•	any other information relevant to the terms of the debt securities so offered.

Except as may be described in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. The prospectus supplement relating to the particular series of debt securities, to the extent not otherwise described in this prospectus, will include any information with respect to any deletions from, modifications of or additions to the covenants or events of default described below and contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Ranking

The debt securities rank senior in priority to any subordinated unsecured indebtedness and pari passu with any of our other senior unsecured indebtedness. The debt securities are junior in right of payment to all of our secured obligations (insofar as the assets securing such obligations are concerned) and will be effectively subordinated in right of payment to the creditors and preferred equity holders of our subsidiaries upon the liquidation or reorganization of those subsidiaries. At December 31, 2018, we had no outstanding secured indebtedness. Also, at December 31, 2018, our subsidiaries had outstanding trade payables and liabilities in the ordinary course of business, but had no outstanding indebtedness for borrowed money or preferred equity, to which the debt securities would be effectively subordinated.

The indenture does not limit the amount of indebtedness that we may incur.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest payments on debt securities that bear interest at a fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

execute, register the transfer of or exchange debt securities of any series during a period of 15 days immediately preceding the day of the mailing of a relevant notice of redemption of debt securities of a series; or

•	execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, debt securities at the office of the paying agent or paying agents that we designate at various times. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee and the trustee’s New York office will be designated as our sole paying agents for payments with respect to debt securities that are issuable solely as registered securities.

All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security will look only to us for payments out of those repaid amounts.

Defaults and Remedies

The indenture provides that each of the following is an Event of Default with respect to the debt securities of a series issued under the indenture:

(1)    our failure to pay the principal of or premium, if any, on the debt securities of that series when due;

(2)    our failure to pay any interest due on the debt securities of that series and the default continues for 30 days;

(3)    our failure to make any required sinking fund payment when due with respect to the debt securities of that series;

(4)    our failure for 60 days after written notice to us as specified in the indenture to comply with any of our other covenants in the indenture for the benefit of that series;

(5)    default by us under any instrument or other evidence of indebtedness for money borrowed, or any guarantee of payment by us for money borrowed if the effect of such default is to cause an acceleration of the principal amount of such indebtedness and the aggregate amount of such indebtedness or guarantees is in excess of five percent of Consolidated Net Tangible Assets (as defined below under “— Certain Covenants Applicable to the Debt Securities — Certain Definitions”), unless the default has been cured or waived; and

(6)    certain events of bankruptcy, insolvency or reorganization relating to us.

If an Event of Default, other than an Event of Default specified in clause (6) above, with respect to the outstanding debt securities of a series occurs and is continuing, either the trustee or holders of at least 25 percent in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount of all debt securities of such series and all accrued interest thereon to be due and payable immediately. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of such series of debt securities may cause such declaration of acceleration to be rescinded and annulled with respect to the debt securities of that series if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series (including, if lawful, interest on the overdue interest), the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other Events of Default with respect to the debt securities of that series, other than the nonpayment of the principal of the debt securities of that series, which have become due solely by such declaration of acceleration, have been cured or waived. If an Event of Default specified in clause (6) above occurs, the principal amount of all the debt securities and all accrued interest thereon will automatically become due and payable.

Unless the Event of Default has been cured or waived, the trustee must transmit notice of the Event of Default to the holders of the debt securities of that series. However, except in the case of a payment default, the trustee may withhold the notice, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

You will not be able to enforce the indenture except as provided in the indenture but nothing shall prevent holders of the debt securities from enforcing payment of the principal of or premium, if any, or interest on their debt securities. The trustee may refuse to enforce the indenture unless it receives reasonable security or indemnity. Subject to certain limitations, holders of a majority in principal amount of the debt securities of a series under the indenture may direct the trustee in its exercise of any trust or power under that indenture with respect to the debt securities of that series.

We will furnish the trustee annually with an officers’ certificate with respect to compliance with the terms of the indenture.

Modification and Waiver

We and the trustee may, without the consent of holders, modify or waive provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act. We and the trustee may modify or waive certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification or waiver. However, the provisions of the indenture may not be waived or modified without the consent of the holders of each debt security affected thereby if the modification or waiver would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, the debt security;

•

reduce the principal amount of, or interest rate on, the debt security, or change the method of calculating the interest rate on, or reduce any premium payable upon the redemption of, the debt security;

•	change the coin or currency (or other property) in which the debt security or any premium or any interest on the debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt security or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of the outstanding debt securities of a series, the holders of which are required to consent under the indenture in order to take certain actions; or

•	modify certain of the provisions of the indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults, respectively.

The holders of at least a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person unless:

•	the entity formed by the consolidation or into which we are merged, or the entity which acquires by conveyance or transfer, or which leases, substantially all of our properties and assets:

•	is organized and validly existing under the laws of the United States, any state, or the District of Columbia; and

•	expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, will have occurred and be continuing; and

•	we deliver to the trustee an officer’s certificate and opinion of counsel as provided in the indenture.

Defeasance

Subject to compliance with certain conditions, we may discharge our indebtedness and our obligations or certain of our obligations under the indenture by depositing funds or obligations issued or guaranteed by the United States of America with the trustee.

Defeasance and Discharge. The indenture provides that we will be discharged from any and all obligations in respect of the debt securities being defeased, other than our obligations relating to:

•	the registration of transfer or exchange of the debt securities;

•	the replacement of stolen, lost or mutilated debt securities; and

•	the maintenance of paying agencies to hold monies for payment in trust;

if we deposit with the trustee, in trust, money and/or U.S. government obligations that, through the payment of interest and principal on the amounts deposited, will provide money in an amount sufficient to pay the principal of and each installment of interest on the debt securities on the stated maturity date in accordance with the terms of the indenture and the debt securities. We may establish the trust only if, among other things, we have delivered to the trustee an opinion of counsel confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

•	since the date of the indenture there has been a change in the applicable federal income tax law;

in either case to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. In the event of any defeasance and discharge of the debt securities, you will be entitled to look only to the trust fund for payment of principal of and any premium and interest on your debt securities until maturity.

Defeasance of Certain Obligations. The indenture provides that we may omit to comply with certain restrictive covenants, including the covenants described under “— Certain Covenants Applicable to the Debt Securities” below and that the omission will not be an Event of Default with respect to the debt securities. This right is commonly known as covenant defeasance, and, in order to exercise it, we will be required to deposit with the trustee, in trust, money and/or U.S. government obligations that, through the payment of interest and principal on the amounts deposited, would provide enough money to pay the principal of and each installment of interest on the debt securities on the stated maturity date in accordance with the terms of the indenture and the debt securities. If we were to exercise our rights in this manner, our other obligations under the indenture and the debt securities would remain in full force and effect. We may effect a covenant defeasance only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Certain Covenants Applicable to the Debt Securities

We will be subject to the covenant set forth below as well as to any other covenants that may be specified in an applicable prospectus supplement. Please refer to the definitions provided below regarding certain capitalized terms used in this section.

Limitations on Liens. The indenture provides that if we incur, assume or guarantee a Debt secured by a Mortgage either on any Mineral Interest or on a Restricted Subsidiary’s stock or Debt, we will secure the Debt securities on at least an equal basis. These restrictions do not apply to Debt secured by the following:

(1)    Mortgages in existence on the date of the indenture;

(2)    Mortgages affecting Mineral Interests, shares of capital stock or Debt of an entity existing at the time it becomes a subsidiary or at the time it is merged into or consolidated with us or a subsidiary, or on any shares of capital stock or Debt of any Restricted Subsidiary at the time its becomes a Restricted Subsidiary;

(3)    Mortgages on property existing when we acquire the property, or Mortgages on any property that we or any Restricted Subsidiary acquires after the date of the indenture that are created or assumed to secure the payment of all or any part of the purchase price of the property or to secure any Debt incurred prior to, at the time of, or within 180 days after the acquisition of the property for the purpose of financing all or any part of its purchase price;

(4)    Mortgages on property constructed or improved after the date of the indenture by us or any Restricted Subsidiary that are created or assumed to secure the payment of all or any part of the cost of the construction or improvement, provided, however, that any Mortgage of this kind shall not apply to any property owned by us or any Restricted Subsidiary prior to the date of the indenture;

(5)    Mortgages on our property or the property of a Restricted Subsidiary to secure the payment of all or any part of the costs incurred after the date of the indenture of exploration, drilling, mining or development of the property (which is understood to include servicing, treating, processing, converting, transporting, storage and marketing of Hydrocarbons from the property) for the purposes of increasing the production and sale of oil, gas and other minerals, or any Debt incurred to provide funds for all or any of those purposes;

(6)    Mortgages that secure only Debt of a Restricted Subsidiary owed to us or to another Restricted Subsidiary;

(7)    Mortgages in favor of the United States or any state or governmental instrumentality thereof securing payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Mortgages; and

(8)    any extension, renewal or replacement, in whole or in part, of any of the Mortgages referred to in the foregoing clauses (1) through (7), inclusive, or of any Debt secured by those Mortgages.

Notwithstanding the foregoing, we or a Restricted Subsidiary may issue, assume or guarantee Debt secured by a Mortgage on any Mineral Interest or on a Restricted Subsidiary’s stock or Debt if such Debt, when added to the sum of all other Debt that would otherwise be restricted by the foregoing (but not including Debt permitted under items (1) through (8) above), does not at any time exceed ten percent of the sum of our Consolidated Net Tangible Assets.

The following transactions shall not be deemed to create Debt secured by a Mortgage:

(1)    the sale or other transfer of oil, gas, or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money, however determined, or a specified amount of oil, gas, or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, or other mineral payment or a production payment, and including, in any case, overriding royalty interests, net profit interests, reversionary interests and carried interests and other similar burdens on production; and

(2)    the sale or other transfer by us or any of our Restricted Subsidiaries of properties to a partnership, joint venture or other entity whereby we or the Restricted Subsidiary would retain partial ownership of the properties.

Certain Definitions

The indenture contains definitions of certain terms used in the indenture, including the following:

“Consolidated Net Tangible Assets” means the total amount of all assets included in the consolidated balance sheet of us and our Restricted Subsidiaries, prepared in accordance with generally accepted accounting principles (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined), less the sum of:

(1)    all current liabilities;

(2)    all depreciation, depletion, valuation and other reserves;

(3)    all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

(4)     investments in and advances to subsidiaries that are not Restricted Subsidiaries; and

(5)     minority interests in the equity of Restricted Subsidiaries.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Hydrocarbons” means oil, gas and other liquid or gaseous hydrocarbons.

“Mineral Interests” means our leasehold and other interests or those of a Restricted Subsidiary in or under oil, gas or other Hydrocarbon fee interests, overriding royalty and royalty interests and any other interest in

Hydrocarbons in place wherever located and classified by our Board of Directors as capable of producing Hydrocarbons by us or a Restricted Subsidiary, except any interest that in the opinion of our Board of Directors is not of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale, or other title retention agreement or other similar encumbrance.

“Restricted Subsidiary” means any subsidiary of ours the assets of which comprise in excess of 15 percent of our total consolidated assets included in the latest audited consolidated balance sheet contained in the latest annual report sent to our shareholders.

Governing Law

The debt securities and the indenture are governed by the laws of the State of New York.

The Trustee

Wells Fargo Bank, National Association will be the trustee under the indenture. The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the right of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any claim as security or otherwise. The trustee may be removed with respect to a series of debt securities by the holders of a majority in principal amount of the outstanding debt securities of such series. In addition, if no Event of Default has occurred and is continuing, we may at any time appoint a successor trustee, in which case, the original trustee will be deemed to have resigned.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock or other securities to be received by holders of such series of debt securities to be adjusted.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in the form of one or more registered global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary. Unless and until it is exchanged in whole or in part for debt securities in certificated form, a global security may not be transferred except as a whole to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Initially, the debt securities will be registered in the name of Cede & Co., the nominee of DTC.

Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC or its nominee (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of these beneficial ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons held by such participants on their behalf).

So long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC.

Payments on a global security will be made to DTC or its nominee, as the holder thereof. We have been advised by DTC that upon receipt of any payment in respect of a global security representing any debt securities held by it or its nominee, DTC will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global security for the debt securities as shown on the records of DTC or its nominee. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for the customers. Payments by participants will be the responsibility of those participants only. Neither we, the trustee or any of our agents or the trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial ownership interests in a global security to such persons may be limited. Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial ownership interest in a global security to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Redemption notices will be sent to DTC. If less than all of the debt securities are being redeemed, DTC’s practice is to reduce by lot the amount of the interest of each direct participant in the debt securities to be redeemed.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee nor any paying agent will have any responsibility for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The debt securities represented by a global security will be exchangeable for debt securities in certificated form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple if (i) DTC notifies us that it is unwilling or unable to continue as Depositary for such global security or if at any time DTC is ineligible under the Securities Exchange Act of 1934 and a successor Depositary is not appointed by us within 90 days or (ii) we in our discretion at any time determine not to require all of the debt securities to be represented by a global security and notify the trustee thereof. Any debt securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, a global security is not exchangeable for certificated debt securities.

Neither we, the trustee nor any paying agent will be liable for any delay by DTC or its nominee in identifying the beneficial owners of the related debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the debt securities to be issued).

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

•	1.0 billion shares of common stock, par value $0.01 per share, and

•	4.0 million shares of preferred stock, par value $1.00 per share.

As of February 12, 2019, we had approximately 483,586,153 shares of common stock outstanding and had reserved approximately 25.1 million additional shares of common stock for issuance under our various stock and compensation incentive plans. We had no shares of preferred stock outstanding at that date.

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation, including the certificates of designations pursuant to which any outstanding series of preferred stock may be issued, and the Delaware General Corporation Law for a complete statement of the terms and rights of the preferred stock and common stock.

Common Stock

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for their payment (subject to the rights of holders of the preferred stock, if any).

Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holder of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. The approval of 75% of our outstanding voting stock is required for a merger or consolidation or the sale of all or substantially all of our assets.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to cause preferred stock to be issued in one or more series, without stockholder action.

The Board of Directors is authorized to determine the number of shares of each series, and the rights, preference and limitations of each series. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the certificate of incorporation and the Delaware General Corporation Law.

The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

(1)	The number of shares of the series of preferred stock being offered;

(2)	Voting rights, if any, of the series of preferred stock;

(3)	The title and liquidation preference per share of that series of the preferred stock;

(4)	The purchase price of the preferred stock;

(5)	The dividend rate (or method for determining dividend rates);

(6)	The dates on which dividends will be paid;

(7)	Whether dividends on that series of preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

(8)	Any redemption or sinking fund provisions applicable to that series of preferred stock;

(9)	Any conversion provisions applicable to that series of preferred stock; and

(10)	Any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, we will describe those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should refer to the certificate of designations relating to the series of the preferred stock for the complete terms of that preferred stock. We will file that certificate of designations with the SEC promptly after the offering of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of the preferred stock we may issue in the future. The preferred stock will have no preemptive rights.

Dividend Rights

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the Board of Directors.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the Board of Directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

We may not declare or pay any full dividends on any series of preferred stock, unless we have declared and paid, or contemporaneously declare and pay, full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) on all other series of preferred stock that have the same rank as, or rank senior to, that preferred stock. When we do not pay those dividends in full, we will declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of preferred stock and the other preferred stock bear to each other. In addition, we generally may not declare or pay any dividends on our common stock or redeem or purchase any common stock, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock. We will not pay any interest, or sum of money in lieu of interest, in connection with any dividend payment or payments that may be in arrears.

Unless otherwise described in the prospectus supplement, we will compute the amount of dividends payable for each dividend period by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that we will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of preferred stock and of the other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up of our business or affairs.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. Any redemption provisions that apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or in cash that we have received specifically from the sale of our capital stock, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

If we have not paid full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by any offer made on the same terms to all holders of that series of preferred stock.

Voting Rights

Except as indicated in this prospectus or in a prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.

The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.

Each warrant will entitle the holder to purchase the principal amount of debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue, and other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our securities will develop.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Noble Energy, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to Noble Energy, Inc.’s oil and gas reserves is confirmed in the audit reports of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been included in this prospectus, and incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

$

Noble Energy, Inc.

$                % Notes due 2029

$                % Notes due 2049

PRELIMINARY PROSPECTUS

SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Mizuho Securities

MUFG

                , 2019